Exhibit 10.1

April 17, 2018

William (Obi) Greenman

c/o Cerus Corporation

2550 Stanwell Drive

Concord, CA 94520

Dear Obi,

The purpose of this letter is to amend the terms of your Employment Letter Agreement with Cerus Corporation dated May 12, 2011 (as amended on December 5, 2012, the “Agreement”) to provide that any acceleration of vesting benefit to which you are entitled pursuant to the Agreement shall apply to all equity awards then held by you and not solely to your stock options.

Specifically, the language that provides for accelerated vesting shall be revised to read as follows:

“accelerated vesting of any unvested shares subject to any outstanding equity awards such that all shares subject to your equity awards will be fully vested (and immediately exercisable, as applicable) effective as of the employment termination date.”

Please sign below to indicate your acceptance of this amendment of the Agreement.

Sincerely,

/s/ Chrystal Menard

Chrystal Menard

Chief Legal Officer and General Counsel

Approved and Accepted

/s/ William M. Greenman________

William (Obi) Greenman

Date April 17, 2018_____________